As filed with the Securities and Exchange Commission on September 7, 2000
                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
      --------------------------------------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                              SWIFT ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

            Texas                                               74-2073055
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

  16825 Northchase Drive, Suite 400
          Houston, Texas                                           77060
(Address of principal executive offices)                        (Zip Code)

                              SWIFT ENERGY COMPANY
                          1990 STOCK COMPENSATION PLAN

                              SWIFT ENERGY COMPANY
                       1990 NONQUALIFIED STOCK OPTION PLAN

                              SWIFT ENERGY COMPANY
                              EMPLOYEE SAVINGS PLAN
                            (Full title of the plans)

                                                             COPIES TO:

   A. EARL SWIFT, PRESIDENT                             DONALD W. BRODSKY, ESQ.
    SWIFT ENERGY COMPANY                                 JENKENS & GILCHRIST,
16825 NORTHCHASE DRIVE, SUITE 400                     A PROFESSIONAL CORPORATION
   HOUSTON, TEXAS 77060                               1100 LOUISIANA, SUITE 1800
     (713) 874-2700                                     HOUSTON, TEXAS 77002
                                                           (713) 951-3300
  (Name, address and telephone number including area code of agent for service)

                                                 CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED                 PROPOSED
                                            AMOUNT              MAXIMUM              MAXIMUM                AMOUNT OF
             TITLE OF CLASS OF               TO BE            OFFERING PRICE         AGGREGATE              REGISTRATION
        SECURITIES TO BE REGISTERED      REGISTERED(1)(2)    PER SHARE(3)(4)    OFFERING PRICE(3)(4)         FEE(3)(4)
        ---------------------------      ----------------    ---------------    --------------------        ------------
Common Stock, $.01 par value per share   1,660,548 shares     $7.00-26.41          $21,673,297                 $5,722

-----------------------
          (1) Includes (i) 1,214,404 additional shares issuable under the Swift Energy Company 1990 Stock Compensation Plan (the "Compensation Plan") (ii) 330,000 additional shares issuable under the Swift Energy Company 1990 Nonqualified Stock Option Plan (the "Option Plan") and (iii) 116,144 additional shares issuable under the Swift Energy Company Employee Savings Plan (the "401(k) Plan" and, together with the Compensation Plan and the Option Plan, the "Plans").
          (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
          (3) Estimated solely for the purpose of calculating the registration fee.
          (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the 1,660,548 shares of common stock offered hereunder pursuant to the Plans is based on (i) 1,214,404 shares reserved for issuance under the Compensation Plan and subject to outstanding options at the following exercise prices: (A) 287,358 shares at $8.1250 per share; (B) 553,724 shares at $9.00 per share; (C) 3,122 shares at $9.1942; and (D) 370,200 shares at $11.4375; (ii)
330,000 shares reserved for issuance under the Option Plan, 181,235 of which are not currently subject to outstanding options, at a price of $26.41 per share, which is the average of the highest and lowest selling price for the shares on the New York Stock Exchange on August 30, 2000, and 148,765 shares reserved for issuance under the Option Plan and subject to outstanding options at the following exercise prices: (A) 20,000 shares at $21.75 per share; (B) 25,000 shares at $12.50 per share; (C) 50,000 shares at $7.00 per share; (D) 25,000 shares at $18.875 per share; (E) 27,500 shares at $23.6364 per share; and (F) 1,265 shares at $15.00 per share; and (iii) 116,144 shares reserved for issuance pursuant to the 401(k) Plan at a price of $26.41 per share, which is the average of the highest and lowest selling price for the shares on the new York Stock Exchange on August 30, 2000.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (2) the registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

          (3) the description of the common stock of the registrant (the "Common Stock") set forth in the registrant's Registration Statement on Form 8-A filed July 24, 1981, and all amendments or reports filed thereafter for the purpose of updating such description.

          All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Swift Energy Company ("Swift") has the authority under Articles 2.02(A)(16) and 2.02-1 of the Texas Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. Swift's Bylaws, as amended, provide for indemnification of its officers, directors and employees to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act. With shareholder approval, Swift amended its Articles of Incorporation to confirm that Swift has the power to indemnify certain persons in such circumstances as are provided in its Bylaws. The amendment allows Swift to enter into additional insurance and indemnity arrangements at the discretion of Swift's board of directors. Swift has entered into indemnification agreements with each of its officers and directors which indemnify the individual to the fullest extent permitted by law.

          Article 7.06 of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may provide for the elimination or limitation of a director's liability. Swift's Articles of Incorporation eliminate the liability of directors to the corporation or its shareholders for monetary damages for an act or omission in his capacity as a director, with certain specified exceptions to Swift and its shareholders to the fullest extent permitted by Article 7.06 of the Texas Miscellaneous Corporation Laws Act.

          Swift maintains insurance which will cover amounts that it is required to pay officers and directors under the indemnity provisions described above and coverage for its officers and directors against certain liabilities, including certain liabilities under the federal securities law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

          The following documents are filed as a part of this registration statement.

          4.1 Swift Energy Company 1990 Stock Compensation Plan (Amended and Restated as of May 13, 1997)

          4.2                 Swift  Energy  Company  1990  Nonqualified   Stock
                              Option Plan  (Amended  and  Restated as of May 13,
                              1997)

          4.3 Swift Energy Company Employee Savings Plan (incorporated by reference to Exhibit 4(c) of Swift Energy Company's Registration Statement on Form S-3, Registration No. 33-36310)

          5.1 Opinion of Jenkens & Gilchrist, a Professional Corporation, as to the legality of the shares being offered

         23.1                 Consent of Arthur Andersen LLP

                              Consent of  Jenkens &  Gilchrist,  a  Professional
         23.2                 Corporation, (contained in Exhibit 5.1)

         24.1 Powers of Attorney (contained in the signature pages hereto)

ITEM 9.  UNDERTAKINGS.

          A. The undersigned registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 7th day of September, 2000.

                                        SWIFT ENERGY COMPANY


                                        By: /s/ A. Earl Swift
                                            ------------------------------------
                                            A. Earl Swift
                                            Chairman of the Board and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints A. Earl Swift and Alton D. Heckaman, Jr., and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                        CAPACITY                                       DATE
           ---------                                        --------                                       ----

/s/ A. Earl Swift                        Chairman of the Board of Directors and Chief               September 7, 2000
-------------------------------          Executive Officer (Principal Executive Officer)
A. Earl Swift

/s/ Alton D. Heckaman, Jr.               Senior Vice President-Finance, Chief                       September 7, 2000
-------------------------------          Financial Officer, and Controller (Principal
Alton D. Heckaman, Jr.                   Financial and Accounting Officer)

/s/ Virgil N. Swift
-------------------------------          Vice-Chairman, Director                                    September 5, 2000
Virgil N. Swift

/s/ Terry E. Swift
-------------------------------          Director                                                   September 7, 2000
Terry E. Swift

/s/ G. Robert Evans
-------------------------------          Director                                                   September 1, 2000
G. Robert Evans





/s/ Henry C. Montgomery                  Director                                                   September 7, 2000
-------------------------------
Henry C. Montgomery

                                         Director                                                   September  , 2000
-------------------------------
Clyde W. Smith, Jr.


-------------------------------          Director                                                   September  , 2000
Harold J. Withrow

                                        INDEX TO EXHIBITS


    Exhibit
    Number                        Document Description
    -------                       ---------------------


     4.1 Swift Energy Company 1990 Stock Compensation Plan (Amended and Restated as of May 13, 1997)

     4.2 Swift Energy Company 1990 Nonqualified Stock Option Plan (Amended and Restated as of May 13, 1997)

     4.3 Swift Energy Company Employee Savings Plan (incorporated by reference to Exhibit 4(c) of Swift Energy Company's Registration Statement on Form S-3, Registration No. 33-36310)

     5.1 Opinion of Jenkens & Gilchrist, a Professional Corporation, as to the legality of the shares being offered

    23.1            Consent of Arthur Andersen LLP

    23.2 Consent of Jenkens & Gilchrist, a Professional Corporation, (contained in Exhibit 5.1)

    24.1            Powers of Attorney (contained in the signature pages hereto)